Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated March 13, 2015 PRICING SUPPLEMENT No. 492 dated March , 2015 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Auto-Callable Access Securities with Contingent Coupon and Contingent Downside Principal at Risk Securities Linked to the Russell 2000® Index due September , 2016

■	Linked to the Russell 2000® Index

■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the performance of the Index

■

Contingent Coupon.    The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the Index on the calculation day for that quarter is greater than or equal to the threshold level. However, if the closing level of the Index is less than the threshold level on a calculation day, you will not receive any contingent coupon for the relevant quarter. If the closing level of the Index is less than the threshold level on every calculation day, you will not receive any contingent coupons throughout the entire 18-month term of the securities. The per annum contingent coupon rate will be determined on the pricing date

■

Automatic Call.    If the closing level of the Index on any of the first five quarterly calculation days is greater than or equal to the starting level, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal.    If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the closing level of the Index on the final calculation day is greater than or equal to the threshold level. If the closing level of the Index on the final calculation day is less than the threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities

■	The threshold level is equal to 70% of the starting level

■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the Index from the starting level if the closing level of the Index on the final calculation day is less than the threshold level, but you will not participate in any appreciation of the Index and will not receive any dividends on securities included in the Index

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $984.80 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $974.80 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000	—	$1,000
Total
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Investment Description

The Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016 are senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the performance of the Russell 2000® Index (the “Index”). The securities provide:

(i)

quarterly contingent coupon payments (at a per annum rate to be determined on the pricing date) until the earlier of stated maturity or automatic call if, and only if, the closing level of the Index on the applicable quarterly calculation day is greater than or equal to 70% of the starting level;

(ii)

the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the closing level of the Index on any of the first five quarterly calculation days is greater than or equal to the starting level; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)	repayment of the original offering price if, and only if, the Index does not decline by more than 30% from the starting level to the ending level; and

(b)	full exposure to the decline in the level of the Index from the starting level if the Index declines by more than 30% from the starting level to the ending level.

If the closing level of the Index on any quarterly calculation day is less than 70% of the starting level, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the Index declines by more than 30% from the starting level to the ending level, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the level of the Index declines by more than 30% from the starting level to the ending level.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Index, but you will be fully exposed to the decline in the Index if the securities are not automatically called prior to stated maturity and the Index declines by more than 30% from the starting level to the ending level.

All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

You should read this pricing supplement together with the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

PRS-2

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Investor Considerations

We have designed the securities for investors who:

■

seek an investment with contingent quarterly coupon payments (at a per annum rate determined on the pricing date), until the earlier of stated maturity or automatic call, if, and only if, the closing level of the Index on the applicable quarterly calculation day is greater than or equal to 70% of the starting level;

■

understand that if the Index declines by more than 30% from the starting level to the ending level, they will be fully exposed to the decline in the Index from the starting level and will lose more than 30%, and possibly all, of the original offering price at stated maturity;

■

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon dates over the term of the securities and may lose all of the original offering price per security at maturity;

■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as three months;

■	are willing to forgo participation in any appreciation of the Index and dividends on securities included in the Index; and

■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at stated maturity;

■	seek a security with a fixed term;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the closing level of the Index may decline by more than 30% from the starting level to the ending level;

■	seek certainty of current income over the term of the securities;

■	seek exposure to the upside performance of the Index;

■	are unwilling to accept the risk of exposure to the small capitalization segment of the United States equity market;

■	are unwilling to accept the credit risk of Wells Fargo; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Terms of the Securities

Market Measure:	Russell 2000® Index

Pricing Date:	March , 2015.

Issue Date:	March , 2015. (T+4)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.

Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the Index on the related calculation day is greater than or equal to the threshold level.

If the closing level of the Index on any calculation day is less than the threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the Index is less than the threshold level on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 x contingent coupon rate x (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:	Quarterly, on the fourth business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable).

Contingent Coupon Rate:	The “contingent coupon rate” will be a per annum rate determined on the pricing date.

Automatic Call:

If the closing level of the Index on any of the first five quarterly calculation days is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the      day of each March, June, September and December, commencing June 2015 and ending September 2016, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to September     , 2016 as the “final calculation day.”

Call Settlement Date:	Four business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable).

PRS-6

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Terms of the Securities (Continued)

Stated Maturity Date:

September     , 2016. If the final calculation day is postponed, the stated maturity date will be the later of (i) September     , 2016 and (ii) three business days after the final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Payment at Stated Maturity:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

	•	if the ending level is greater than or equal to the threshold level: $1,000; or
	•	if the ending level is less than the threshold level: $1,000 minus:
		$1,000	x	starting level – ending level
starting level

If the securities are not automatically called prior to stated maturity and the ending level is less than the threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Index, but you will be fully exposed to a decrease in the Index if the ending level is less than the threshold level.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Closing Level:

The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”

Starting Level:	, the closing level of the Index on the pricing date.

Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.

Threshold Level:	, which is equal to 70% of the starting level.

PRS-7

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Terms of the Securities (Continued)

Postponement of a Calculation Day:

If any calculation day is not a trading day, such calculation day will be postponed to the next succeeding trading day. A calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related exchange is scheduled to be open for trading for its regular trading session. The “relevant exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related exchange” for the Index means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Calculation Agent:	Wells Fargo Securities, LLC

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RWK3

PRS-8

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Determining Payment On A Contingent Coupon Payment Date and at Maturity

On each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the Index on the related quarterly calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any), assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to stated maturity.

PRS-10

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the original offering price per security, depending on the closing level of the Index on the final calculation day.

If the ending level is less than the threshold level, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the starting level (expressed as a percentage of the starting level). The threshold level is 70% of the starting level. For example, if the securities are not automatically called and the Index has declined by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the original offering price per security. As a result, you will not receive any protection if the level of the Index declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the threshold level, the amount you receive at stated maturity will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Eighteen-Month Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the Index on the related calculation day is greater than or equal to the threshold level. If the closing level is less than the threshold level on any calculation day, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the Index is less than the threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire eighteen-month term of the securities.

You May Be Fully Exposed To The Decline In The Index From The Starting Level, But Will Not Participate In Any Positive Performance Of The Index.

Even though you will be fully exposed to a decline in the level of the Index below the threshold level, you will not participate in any increase in the level of the Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of the Index.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

PRS-11

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors (Continued)

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Index Performance. The value of the securities prior to maturity will depend substantially on the level of the Index. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the Index at such time is less than, equal to or not sufficiently above the starting level or threshold level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

PRS-12

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors (Continued)

•	Volatility Of The Index. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Index changes.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the Index. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the Index during the period of time still remaining to the stated maturity date.

•	Dividend Yields On Securities Included In The Index. The value of the securities may be affected by the dividend yields on securities included in the Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of the Index. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

The trading prices of the securities included in the Index will determine the level of the Index and, therefore, whether the securities will be automatically called on any of the first five quarterly calculation days or the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing level of the Index will fall or rise compared to its starting level. Trading prices of the securities included in the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Index do not provide an indication of the future performance of the Index.

Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the index sponsor concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the level of the Index and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at maturity and whether contingent coupon payments will be made. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the closing level on any calculation day, the ending level and the value of the securities. We are not affiliated with any of the companies included in the Index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

PRS-13

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors (Continued)

We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the index sponsor and the Index contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Index and the index sponsor. The index sponsor is not involved in the offering of the securities made hereby in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed final calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the closing level of the Index on each calculation day, the ending level of the Index, whether the securities are automatically called, and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of that calculation day; determining the closing level of the Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor index or, if no successor index is available, determining the closing level of the Index on the applicable calculation day and the ending level of the Index; and determining whether to adjust the closing level of the Index on a calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which

PRS-14

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors (Continued)

involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the securities by increasing the level at which the Index must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Risk Factors (Continued)

The Tax Treatment Of The Securities Is Uncertain.

There is no authority that specifically addresses the United States federal tax treatment of the securities. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court may not agree with the tax treatment described in this pricing supplement. If an alternative tax treatment were to apply to the securities, the timing and character of your taxable income on the securities could be materially and adversely affected. Moreover, because of the uncertain treatment of the securities, if we are the withholding agent with respect to payments to a non-U.S. holder of contingent coupons on the securities we intend to withhold (generally at a rate of 30%) on such payments. We urge you to read the discussion under “United States Federal Tax Considerations” below and to consult your tax adviser.

PRS-16

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level, assuming a hypothetical starting level of 1236.641; and

•	the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any).

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical payment at stated maturity per security
2164.122	75.00%	$1,000.00
1978.626	60.00%	$1,000.00
1854.962	50.00%	$1,000.00
1731.297	40.00%	$1,000.00
1607.633	30.00%	$1,000.00
1483.969	20.00%	$1,000.00
1360.305	10.00%	$1,000.00
1236.641(1)	0.00%	$1,000.00
1112.977	-10.00%	$1,000.00
989.313	-20.00%	$1,000.00
865.649	-30.00%	$1,000.00
853.282	-31.00%	$690.00
741.985	-40.00%	$600.00
618.321	-50.00%	$500.00
494.656	-60.00%	$400.00
309.160	-75.00%	$250.00
(1)	The hypothetical starting level.

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual starting level, ending level and threshold level.

PRS-17

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the redemption amount at stated maturity (rounded to two decimal places), assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels indicated in the examples.

Example 1. Ending level is greater than the starting level, and the redemption amount is equal to the original offering price of your securities at maturity:

Hypothetical starting level: 1236.641

Hypothetical ending level: 1500.000

Hypothetical threshold level: 865.6487, which is 70% of the hypothetical starting level

Since the hypothetical ending level is greater than the hypothetical threshold level, the redemption amount would equal the original offering price. Although the hypothetical ending level is significantly greater than the hypothetical starting level in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. Ending level is less than the starting level but greater than the threshold level, and the redemption amount is equal to the original offering price of your securities at maturity:

Hypothetical starting level: 1236.641

Hypothetical ending level: 900.000

Hypothetical threshold level: 865.6487, which is 70% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 30%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. Ending level is less than the threshold level, and the redemption amount is less than the original offering price of your securities at maturity:

Hypothetical starting level: 1236.641

Hypothetical ending level: 618.315

Hypothetical threshold level: 865.6487, which is 70% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 30%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 x	1236.641 – 618.315	= $500.00
1236.641

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $500.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of the Index, but will be fully exposed to a decrease in the Index if the ending level is less than the threshold level.

To the extent that the starting level, threshold level and ending level differ from the values assumed above, the results indicated above would be different.

PRS-18

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called on any of the first five quarterly calculation days, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing level of the Index under certain circumstances;

•	determine if adjustments are required to the closing level of the Index under various circumstances; and

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant exchange for any security underlying the Index or successor equity index or any related exchange fails to open for trading during its regular trading session.

PRS-19

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Additional Terms of the Securities (Continued)

For purposes of determining whether a market disruption event has occurred:

(1)

the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” means the scheduled closing time of the relevant exchanges with respect to the securities underlying the Index or any successor equity index;

(3)

the “scheduled closing time” of any relevant exchange or related exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant exchange or related exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant exchange for the securities underlying the Index or any successor equity index and each related exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant exchange or related exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on any calculation day, such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any of the relevant securities, if a market disruption event has occurred, its good faith estimate of the value of such securities at the scheduled closing time on the relevant exchanges) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant exchange traded or quoted price of such security as of the close of trading on such date.

Adjustments to the Index

If at any time a sponsor or publisher of the Index (the “index sponsor”) makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption

PRS-20

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

Additional Terms of the Securities (Continued)

event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The redemption amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-21

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

We obtained all information contained in this pricing supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company, doing business as Russell Investment Group (“Russell”), the index sponsor of the Russell 2000 Index. Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 2000® Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 2000® Index in connection with the offer and sale of securities.

General

The Russell 2000® Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies included in both the Russell 3000® Index and the Russell 3000E® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 3000E® Index is composed of the Russell 3000 Index and microcap securities.

The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and is designed to track the performance of the small capitalization segment of the United States equity market.

The Russell 2000® Index does not reflect the payment of dividends on the stocks underlying it.

Selection of Stocks Underlying the Russell 2000® Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 2000® Index, the Russell 3000® Index, and the Russell 3000E® Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•      If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country, the company is assigned to its country of incorporation.

•      If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•      The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

•      The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

•      Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

•      If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s two remaining HCIs will be used.

•      In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political, or other financial market benefits.

•      Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

PRS-22

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets, or over-the-counter (“OTC”) traded securities, are excluded from the Russell 2000® Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, U.S. limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 2000® Index.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 2000® Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000 Index and the Russell 2000® Index. If the closing price of a stock included in the Russell 3000® Index and Russell 2000® Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange during the month of May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000® Index and the Russell 2000® Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000® Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by the last two year’s average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, except if the volume of each share class is within 20.00% then the one with the largest available shares is used. All available data is used for share classes without two years of history. For existing members, at least 100 days of trading volume is necessary to consider the class as a primary vehicle. For new members, all available data will be analyzed, even if less than 100 days is available. As of the last Friday in June of each year (unless the last Friday is June 28, 29, or 30, in which case the reconstitution will occur on the prior Friday), the Russell 2000® Index is adjusted to reflect the reconstitution of the Russell 3000® Index for that year. Real-time dissemination of the Russell 2000® Index began on January 1, 1987.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000® Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

A security’s shares are adjusted to include only those shares available to the public. Adjustments are based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•      ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

•      Corporate cross-owned shares—when shares of a company in the Russell 2000® Index are held by another company also in the Russell 2000® Index (or the Russell 3000E® Index or any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

•      Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 2000 Index (or the Russell 3000E® Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance

PRS-23

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•      Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•      IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 2000® Index; and

•      Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000® Index

Changes to the Russell 2000® Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications, and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day (see specific action types for details on timing and procedure).

The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not an index adjustment is required.

•      “No Replacement” Rule—Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

•      Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000® Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is determined to be final prior to 1:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is determined to be final after 1:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is delisted from the primary exchange, in which case normal delisting rules apply. Members of the Russell 2000® Index that are reincorporated in another country and no longer traded in the United States are deleted immediately.

•      Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 2000® Index.

•      Mergers or acquisitions between members of the Russell 3000E® Index: In the event a merger or acquisition occurs between members of the Russell 3000E® Index, which includes the Russell 2000® Index, or the Russell Global Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. Shares are updated for the acquiring stock at the time the transaction is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•      Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E® Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (1) If the acquiring company is a member of the Russell 3000E® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E® Index, but the acquired company is a member of the Russell 3000E® Index, the action can fall into the category of a reverse merger or a standard acquisition.

•      Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

PRS-24

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

•      Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•      Cross-border mergers and acquisitions: In the event of a merger or acquisition between companies in different countries, the acquired company is deleted from its local country index and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. The action will be applied when determined to be final.

•      Rules of Additions—The only additions between reconstitution dates result from spin-offs and initial public offerings (“IPO”).

•      Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E® Index at the latest reconstitution.

•      Quarterly IPO Additions—Eligible companies that have recently completed an IPO are added to the Russell 2000® Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E® Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade and (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E® Index as of the latest June reconstitution.

Updates to Share Capital Affecting the Russell 2000® Index

Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000® Index.

License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000® Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX® OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

PRS-25

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

Historical Information

We obtained the closing levels of the Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2005 to March 12, 2015. The closing level on March 12, 2015 was 1236.641. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-26

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

The Russell 2000® Index

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2005 through December 31, 2014 and for the period from January 1, 2015 to March 12, 2015.

	High	Low	Last
2005
First Quarter	644.950	604.530	615.070
Second Quarter	644.190	575.020	639.660
Third Quarter	688.510	643.040	667.800
Fourth Quarter	690.570	621.570	673.220
2006
First Quarter	765.140	684.050	765.140
Second Quarter	781.830	672.720	724.670
Third Quarter	734.479	671.940	725.594
Fourth Quarter	797.732	718.352	787.664
2007
First Quarter	829.438	760.063	800.710
Second Quarter	855.092	803.218	833.699
Third Quarter	855.774	751.544	805.450
Fourth Quarter	845.720	735.066	766.031
2008
First Quarter	753.548	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
January 1, 2015 to March 12, 2015	1242.619	1154.709	1236.641

PRS-27

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

PRS-28

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

ERISA Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-29

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on net investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat the securities for U.S. federal income tax purposes as “contingent payment debt instruments.” In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

The U.S. federal income tax treatment of the securities is unclear. You should consult your tax adviser about the U.S. federal income tax treatment of the securities, as well as the potential alternative treatments of the securities discussed below.

Except where stated otherwise, the discussion below is based on the treatment of the securities as contingent payment debt instruments.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

PRS-30

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

United States Federal Tax Considerations (Continued)

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Securities.    Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), you will be required to accrue interest income on the securities on a constant yield basis, based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you may be required to include interest in your taxable income for a taxable year in excess of any coupon payments actually received in that year.

Under the contingent debt regulations, you will be required to accrue an amount of ordinary interest income, as original issue discount (“OID”) for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities that equals the product of:

•	the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period,

•	the comparable yield (as defined below) of the securities, adjusted for the length of the accrual period, and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the securities and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a security is its issue price increased by any interest income previously accrued (without regard to the adjustments to interest accruals described below), and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the securities.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the securities, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to you, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the securities. This schedule must produce a yield to maturity that equals the comparable yield. Although it is not clear how the comparable yield should be determined for securities (such as these) that may be called before maturity, our counsel has advised that it is reasonable to determine the comparable yield based on the stated maturity date. You may obtain the comparable yield and projected payment schedule by submitting a written request for this information to us at: Wells Fargo Securities, LLC, Investment Solutions Group, 375 Park Avenue, New York, NY 10152.

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a security, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule will not be used for any purpose other than to determine your interest accruals and adjustments thereto in respect of a security for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amount that will be paid on a security.

Adjustments to Interest Accruals on the Securities.    If, during any taxable year, you receive actual payments with respect to a security that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” equal to the amount of such excess. You generally will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the securities that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the securities for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the securities during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the securities

PRS-31

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

United States Federal Tax Considerations (Continued)

or to reduce the amount realized on a sale, exchange, redemption or retirement of the securities. For individual U.S. holders, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Sale, Exchange or Retirement of Securities.    You will recognize taxable gain or loss on the sale, exchange or retirement of a security equal to the difference between the amount received and your adjusted tax basis in the security. As previously discussed under “—Adjustments to Interest Accruals on the Securities,” to the extent that you have any net negative adjustment carry-forward, you generally may use such net negative adjustment carry-forward from a previous year to reduce the amount realized on the sale, exchange or redemption of the securities.

Your adjusted tax basis in a security generally will be equal to your original purchase price for the security, increased by any interest income you previously accrued (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the securities (without regard to the actual amount paid).

Any gain recognized generally will be treated as ordinary interest income, and any loss generally will be ordinary loss to the extent of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the security and capital loss thereafter. If you are a non-corporate U.S. holder, any loss you recognize will not be subject to the two percent floor limitation on miscellaneous itemized deductions. Any capital loss you recognize may be subject to limitations. Moreover, if you recognize a loss that meets certain thresholds you may be required to file a disclosure statement with the IRS.

Possible Alternative Tax Treatments of an Investment in the Securities.    Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that a security could be treated as a prepaid derivative contract that provides for a contingent coupon. Under this treatment, any coupon payments on the securities might be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. Upon a sale, exchange or retirement of the securities, all or a portion of any gain or loss you recognized likely would be a capital gain or loss. Other alternative tax treatments of the securities are possible, and these treatments could result in adverse consequences to you. You should consult your tax adviser about potential alternative tax treatments of the securities.

Backup Withholding and Information Reporting.    Backup withholding may apply in respect of the amounts paid to you on a security, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless you provide proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Income on the Securities.    Because significant aspects of the tax treatment of the securities are uncertain, if we are the withholding agent with respect to payments of the contingent coupon on the securities, we intend to withhold at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty, on such payments made to a non-U.S. holder. For this purpose, payments will be made to a non-U.S. holder at a reduced treaty rate of withholding only if such reduced treaty rate (or a lower rate) would apply to any

PRS-32

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Russell 2000® Index due September     , 2016

United States Federal Tax Considerations (Continued)

possible characterization of the payments, and in order to claim an exemption from or a reduction of the 30% withholding tax, a non-U.S. holder must comply with certification requirements to establish that it is not a United States person and is eligible for a reduction or an exemption from withholding under an applicable tax treaty. If you are a non-U.S. holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

Backup Withholding and Information Reporting.    Information returns will be filed with the IRS with respect to amounts treated as interest, and may be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. You may be subject to backup withholding in respect of amounts paid to you, unless you comply with certification procedures to establish that you are not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, in light of the uncertain treatment of the securities, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding (if applicable) applies to any payment on the securities of amounts treated as interest. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PRS-33